UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2008
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

SECTION 3 — SECURITIES AND TRADING MARKETS
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 11, 2008, Visteon Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below the NYSE’s continued listing standard relating to minimum market capitalization and stockholders’ equity. Rule 802.01B(I) of the NYSE Listed Company Manual requires that the Company’s average total market capitalization over a consecutive 30 trading-day period equal or exceed $75 million and, at the same time, total reported stockholders’ equity equal or exceed $75 million.
     Under NYSE rules, the Company has 45 days from receipt of this notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with Rule 802.01B(I) within 18 months. The Company intends to submit such a plan. If the NYSE accepts the plan, the Company’s common stock will continue to be listed on the NYSE during the cure period, subject to ongoing monitoring and the Company’s compliance with other NYSE continued listing requirements.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated December 12, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: December 12, 2008	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
Exhibit 99.1	Press Release dated December 12, 2008